As filed with the Securities and Exchange Commission on June 29, 2017

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

THE MICHAELS COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37‑1737959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

United States

(Address, Including Zip Code, of Principal Executive Offices)

Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan

(Full Title of the Plan)

Denise A. Paulonis

Executive Vice President and Chief Financial Officer

8000 Bent Branch Drive

Irving, Texas 75063

United States

Tel: (972) 409‑1300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Michael J. Veitenheimer

Executive Vice President — General Counsel and Secretary

The Michaels Companies, Inc.

8000 Bent Branch Drive

Irving, Texas 75063

United States

Tel: (972) 409‑1300

Joel F. Freedman

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts

(617) 951‑7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
securities to be registered	Registered (1)	Per Share (2)	Per Share (2)	registration fee
Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan, $0.067751 par value	7,250,000 (3)	$18.16	$131,660,000.00	$15,259.39
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of common stock that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price and aggregate offering price for shares of common stock reserved for issuance upon the exercise of options or pursuant to restricted stock awards or restricted stock units, each issuable under the Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan, are based on the average high and low prices of The Michaels Companies, Inc.’s common stock reported on The NASDAQ Global Select Market on June 26, 2017.

(3)

Represents shares of common stock reserved for issuance upon the exercise of options or pursuant to restricted stock awards or restricted stock units, each issuable under the Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan.

EXPLANATORY NOTE

This Registration Statement has been filed by The Michaels Companies, Inc. (the “Company”) to register 7,250,000 additional shares of common stock to be offered pursuant to the Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan.

This Registration Statement relates to securities of the same class as those that were previously registered by the Company on Form S-8 (File No. 333-197218), filed with the Securities and Exchange Commission on July 2, 2014 (the “2014 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities,  the entire contents of the 2014 Registration Statement are incorporated herein by reference.

Item 8.    Exhibits.

Exhibit
Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of The Michaels Companies, Inc. (previously filed as Exhibit 3.2 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of The Michaels Companies, Inc. (previously filed as Exhibit 3.4 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.3	Form of Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.4

The Michaels Companies, Inc. Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by the Company on June 8, 2017, SEC File No. 001-36501, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 29th day of June, 2017.

THE MICHAELS COMPANIES, INC.

Date: June 29, 2017

By:	/s/ Carl S. Rubin
Carl S. Rubin
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carl S. Rubin, Denise A. Paulonis and Michael J. Veitenheimer, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S‑8 of The Michaels Companies, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carl S. Rubin	Director and Chief Executive Officer	June 29, 2017
Carl S. Rubin	(Principal Executive Officer)
/s/ Denise A. Paulonis	Executive Vice President and Chief Financial Officer	June 29, 2017
Denise A. Paulonis	(Principal Financial Officer)
/s/ James E. Sullivan	Senior Vice President — Chief Accounting Officer	June 29, 2017
James E. Sullivan	and Controller (Principal Accounting Officer)
/s/ Michael J.Veitenheimer	Executive Vice President — General Counsel	June 29, 2017
Michael J. Veitenheimer	and Secretary
/s/ Joshua Bekenstein	Director	June 29, 2017
Joshua Bekenstein
/s/ Monte E. Ford	Director	June 29, 2017
Monte E. Ford
/s/ Karen Kaplan	Director	June 29, 2017
Karen Kaplan
/s/ Lewis S. Klessel	Director	June 29, 2017
Lewis S. Klessel
/s/ Matthew S. Levin	fDirector	June 29, 2017
Matthew S. Levin
/s/ John Mahoney	Director	June 29, 2017
John Mahoney
/s/ James A. Quella	Director	June 29, 2017
James A. Quella
/s/ Beryl B. Raff	Director	June 29, 2017
Beryl B. Raff
/s/ Peter F. Wallace	Director	June 29, 2017
Peter F. Wallace

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of The Michaels Companies, Inc. (previously filed as Exhibit 3.2 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of The Michaels Companies, Inc. (previously filed as Exhibit 3.4 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.3	Form of Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to Form S‑1 on June 9, 2014, SEC File No. 333‑193000 and incorporated herein by reference).

4.4

The Michaels Companies, Inc. Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by the Company on June 8, 2017, SEC File No. 001-36501, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II).